UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2016

Commission file number: 000-54477

Iron Sands Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-2258702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

303-800-9669

Registrant's telephone number including, area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2016 we changed our fiscal year end from March 31 to December 31. As a result, our next filing with the Securities and Exchange Commission of Form 10-K will be a transitional report for the period from April 1, 2015 to December 31, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRON SANDS CORP.

January 28, 2016	By: /s/ Mikhail Y. Gurfinkel
Mikhail Y. Gurfinkel Chief Executive and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)